As filed with the Securities and Exchange Commission on July 23, 2014

Registration Nos.

333-60997, 333-61007, 333-90802, 333-90858, 333-90860, 333-127807, 333-137188, 333-137189, 333-137190,

333-161685, 333-169034, 333-181925, 333-181926

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-60997

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-61007

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-90802

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-90858

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-90860

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-127807

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-137188

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-137189

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-137190

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-161685

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-169034

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-181925

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-181926

UNDER

THE SECURITIES ACT OF 1933

HASTINGS ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Texas	75-1386375
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3601 Plains Boulevard Amarillo, Texas	79102
(Address of Principal Executive Offices)	(Zip Code)

Hastings Entertainment, Inc.

Hastings Entertainment, Inc. Associates’ 401(k) Plan and Trust.

Hastings 1991 Stock Option Plan

Hastings 1994 Stock Option Plan

Hastings Entertainment, Inc. 1996 Stock Option Plan for Outside Directors

Amended 1996 Incentive Stock Plan

Hastings Entertainment, Inc. 1998 Stock Grant Plan for Outside Directors

Chief Executive Officer Stock Option Plan

Hastings Books, Music & Video, Inc. Management Stock Purchase Plan

Hastings Entertainment, Inc. 2002 Stock Option Plan for Outside Directors

Hastings Entertainment, Inc. 2002 Stock Grant Plan for Outside Directors

Hastings Entertainment, Inc. 2002 Incentive Stock Plan

Hastings Entertainment, Inc. 2006 Incentive Stock Plan

Hastings Entertainment, Inc. 2010 Incentive Stock Plan

Hastings Entertainment, Inc. 2012 Stock Option Plan for Outside Directors

Hastings Entertainment, Inc. 2012 Stock Grant Plan for Outside Directors

(Full title of the plan)

Joel Weinshanker

Chief Executive Officer

Hastings Entertainment, Inc.

3601 Plains Boulevard

Amarillo, Texas 79102

(Name and address of agent for service)

(806) 351-2300

(Telephone number, including area code, of agent for service)

with copies of communications to:

Barbara Borden, Esq.

Cooley LLP

4401 Eastgate Mall

San Diego, CA 92121-1909

(858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☒

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”), filed by Hastings Entertainment, Inc., a Texas corporation (“Registrant”), deregister all shares of the Registrant’s common stock, $0.0001 par value per share (the “Shares”) remaining unissued under the following Registration Statements on Form S-8 (each, a “Registration Statement,” and collectively, the “Registration Statements”) filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”):

•	Registration Statement on Form S-8 (No. 333-60997), pertaining to the registration of an aggregate of 60,106 Shares, issuable under the Registrant’s Associates’ 401(K) Plan and Trust Agreement, which was filed with the Commission on August 7, 1998.

•	Registration Statement on Form S-8 (No. 333-61007), pertaining to the registration of an aggregate of 2,403,025 Shares, issuable under the Registrant’s Hastings 1994 Stock Option Plan, Hastings 1991 Stock Option Plan, Amended 1996 Incentive Stock Plan, Chief Executive Officer Stock Option Plan, Hastings Books, Music & Video, Inc. Management Stock Purchase Plan, 1996 Stock Option Plan for Outside Directors, and 1998 Stock Grant Plan for Outside Directors, which was filed with the Commission on August 7, 1998.

•	Registration Statement on Form S-8 (No. 333-90802), pertaining to the registration of an aggregate of 50,000 Shares, issuable under the Registrant’s 2002 Stock Option Plan for Outside Directors, which was filed with the Commission on June 19, 2002.

•	Registration Statement on Form S-8 (No. 333-90858), pertaining to the registration of an aggregate of 500,000 Shares, issuable under the Registrant’s 2002 Incentive Stock Plan, which was filed with the Commission on June 20, 2002.

•	Registration Statement on Form S-8 (No. 333-90860), pertaining to the registration of an aggregate of 100,000 Shares, issuable under the Registrant’s 2002 Stock Option Plan for Outside Directors, which was filed with the Commission on June 20, 2002.

•	Registration Statement on Form S-8 (No. 333-127807), pertaining to the registration of an aggregate of 50,000 Shares, issuable under the Registrant’s 2002 Stock Option Plan for Outside Directors, which was filed with the Commission on August 24, 2005.

•	Registration Statement on Form S-8 (No. 333-137188), pertaining to the registration of an aggregate of 500,000 Shares, issuable under the Registrant’s 2006 Incentive Stock Plan, which was filed with the Commission on September 8, 2006.

•	Registration Statement on Form S-8 (No. 333-137189), pertaining to the registration of an aggregate of 50,000 Shares, issuable under the Registrant’s 2002 Stock Option Plan for Outside Directors, which was filed with the Commission on September 8, 2006.

•	Registration Statement on Form S-8 (No. 333-137190), pertaining to the registration of an aggregate of 50,000 Shares, issuable under the Registrant’s 2002 Stock Grant Plan for Outside Directors, which was filed with the Commission on September 8, 2006.

•	Registration Statement on Form S-8 (No. 333-161685), pertaining to the registration of an aggregate of 75,000 Shares, issuable under the Registrant’s 2002 Stock Grant Plan for Outside Directors, which was filed with the Commission on September 2, 2009.

•	Registration Statement on Form S-8 (No. 333-169034), pertaining to the registration of an aggregate of 500,000 Shares, issuable under the Registrant’s 2010 Incentive Stock Plan, which was filed with the Commission on August 25, 2010.

•	Registration Statement on Form S-8 (No. 333-181925), pertaining to the registration of an aggregate of 50,000 Shares, issuable under the Registrant’s 2012 Stock Option Plan for Outside Directors, which was filed with the Commission on June 6, 2012.

•	Registration Statement on Form S-8 (No. 333-181926), pertaining to the registration of an aggregate of 50,000 Shares, issuable under the Registrant’s 2012 Stock Grant Plan for Outside Directors, which was filed with the Commission on June 6, 2012.

Pursuant to an Agreement and Plan of Merger, dated March 17, 2014, by and among the Registrant, Draw Another Circle, LLC, a Delaware limited liability company (“Parent”) and Hendrix Acquisition Corp., a Texas corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), Merger Sub was merged with and into Registrant (the “Merger”), with Registrant continuing as the surviving corporation on July 15, 2014.

In connection with the closing of the Merger, the offerings pursuant to the Registration Statements have been terminated. In accordance with undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offerings, the Registrant hereby removes from registration all Shares registered under the Registration Statements but not sold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Amarillo, State of Texas, on the 23rd day July, 2014.

Hastings Entertainment, Inc.

By:	/s/ Joel Weinshanker
Joel Weinshanker
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons and in the following capacities on the date indicated.

Signature	Title	Date

/s/ Joel Weinshanker	Chief Executive Officer. Treasurer, Secretary and Director (Principal Executive Officer)	July 23, 2014
Joel Weinshanker

/s/ Alan Van Ongevalle	President and Chief Operating Officer (Principal Financial and Accounting Officer)	July 23, 2014
Alan Van Ongevalle

/s/ Jeff Twait	Chief Financial Officer (Principal Financial and Accounting Officer)	July 23, 2014
Jeff Twait